Exhibit 10.3

LOAN AGREEMENT

          THIS LOAN AGREEMENT (this “Agreement”) is made and entered into this            day of March, 2004, by and between ARC SCOTTSDALE, LLC, a Tennessee limited liability company (hereinafter called “Borrower”), and GUARANTY BANK, a federal savings bank (hereinafter called “Lender”);

ARTICLE I

DEFINITIONS

          1.1          Defined Terms.  As used in this Agreement, the following terms shall have the meanings shown:

               “Administrative Notices”.  All (i) Deficiency Notices, (ii) all Agency inspection reports, audits, surveys, investigations, reviews and evaluations, and (iii) all notices and written communications from any state or any Agency relating to material adjustments in reimbursement amounts or to rate reviews, modifications of rates, inflation adjustments, rate agreements, and the like.

               “Agency”.  The Health Care Financing Administration, the Drug Enforcement Administration, the Environmental Protection Agency, any other state or federal licensing or regulatory authority (including any licensing or regulatory authority responsible for administering or dispensing Medicaid or Medicare payments or any other third party payor billing policies, procedures, limitations or restrictions), or any other public or private agency or organization, including without limitation, any public or private accreditation agency or organization.

“Annual Debt Coverage Ratio Test” – As defined in Section 3.1(n).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for business in New York City, New York.

               “Debt Coverage Ratio” – A ratio, as reasonably determined by Lender, the first number of which is the Net Operating Income from the Property for the period in question and the second of which is Debt Service for such period.

“Debt Service”. The actual debt service on the Note.

               “Deficiency Notices”.  All notices and other written communications from any Agency or Governmental Authority which licenses, regulates, certifies, accredits or evaluates the Property Related Persons, the Property or the operation of the Property by the Property Related Persons alleging that the Property Related Persons, the Property or the operation of the Property by the Property Related Persons in whole or in part fails to comply or, if corrective action is not taken, shall fail to comply with, any or all of the Agency’s or Governmental Authority’s requirements for and conditions of licensing, regulation, certification or accreditation by or participation in programs of the Agency or Governmental Authority or otherwise relating to the continuous operation of all or any portion of the Property or the programs of the Property Related Persons or the eligibility or entitlement of the Property Related Persons to receive reimbursement from any Agency or Governmental Authority.

“Facility” means a 119-unit senior housing facility.

               “GAAP”.  Generally accepted accounting principles, as from time-to-time in effect in the United States of America, or such alternative accounting standard as may be acceptable to the Lender, consistently applied.

               “Governmental Authority”.  The United States, the state, the county and the city or any other political subdivision in which the Property is located, and any other political subdivision, agency or instrumentality having jurisdiction over the Property or any of the Property Related Persons.

               “Governmental Requirements”.  All laws, ordinances, statutes, codes, rules, regulations, orders and decrees of any Governmental Authority applicable to any of the Property Related Persons or the Property.

“Guarantor”. American Retirement Corporation, a Tennessee corporation.

“Healthcare Information Laws”. As defined in Section 3.1(k).

“HIPPA”. As defined in Section 3.1(k).

               “Licenses”.  Any and all licenses, operating permits, franchises, and other licenses, authorizations, certifications, permits, or approvals, other than construction permits, issued by, or on behalf of, any Governmental Authority now existing or at any time hereafter issued, with respect to the acquisition, construction, renovation, expansion, leasing, ownership and/or operation of the Property, accreditation of the Property, any and all operating licenses issued by any Governmental Authority, any and all pharmaceutical licenses and other licenses related to the purchase, dispensing, storage, prescription or use of drugs, medications, and other “controlled substances,” and any and all licenses relating to the operation of food or beverage facilities or amenities, if any.

“Loan”. The $16,057,500 loan made this date by Lender to Borrower and evidenced by the Note.

               “Managed Care Plans”.  Any health maintenance organization, preferred provider organization, individual practice association, competitive medical plan, referral service or similar arrangement, entity, organization, or Person.

“Management Agreement”. The Management Agreement dated January 1, 2002, by and between Manager and the Borrower, applicable to the Facility, as the same may be amended from time to time.

“Manager”. ARC Management, LLC, a Tennessee limited liability company, and any successor manager of the Facility approved by Lender in writing.

               “Material Adverse Change”.  As to the specified Person, a material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of such Person and, in addition, as to the Borrower, any material adverse change in (i) the ability of the Borrower to perform its obligations under this Agreement or any of the other Loan Documents or (ii) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Lender hereunder or thereunder.

               “Net Operating Income”. The gross annual income received by Borrower from the operation of the Property for a 12 month period, less expenses incurred and/or paid by Borrower in connection with the operation and maintenance of the Property that are allocable to such period, computed on an accrual basis without regard to depreciation or debt service, but otherwise in accordance with generally accepted accounting principles consistently applied.  Included within the expenses shall be a management fee equal to the greater of (i) the actual management fee or (ii) an assumed management fee of 5%, and annual capital expenditures equal to the greater of (x) actual capital expenditures or (y) $300 per unit.  Documentation of Net Operating Income and expenses shall be certified by an officer of Borrower with detail satisfactory to Lender and shall be subject to the approval of Lender.

“Note”. The $16,057,500 promissory note dated as of the date hereof from Borrower to Lender.

               “Operating Agreements and Management Contracts”.  Any and all contracts and agreements previously, now or at any time hereafter entered into by the Property Related Persons with respect to the acquisition, construction, renovation, expansion, ownership, operation, maintenance, use or management of the Property or otherwise concerning the operations and business of the Property, including, without limitation, the Management Agreement, any and all service and maintenance contracts, any employment contracts, any and all management and operating agreements, any and all consulting agreements, laboratory servicing agreements, pharmaceutical contracts, physician, other clinician or other professional services provider contracts, therapy referral, food and beverage service contracts, and other contracts for the operation and maintenance of, or provision of services to, the Property.

               “Participation Agreements”.  Any and all third party payor participation or reimbursement agreements now or at any time hereafter existing for the benefit of the Property Related Persons relating to rights to payment or reimbursement from, and claims against, private insurers, Managed Care Plans, employee assistance programs, Blue Cross and/or Blue Shield, federal, state and local Governmental Authorities, including without limitation, Medicare, Medicaid, TRICARE, VA and other third party payors.

               “Person”.  An individual, a general or limited partnership, a limited liability company, a limited liability partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or other entity of whatever nature

“Property”. As defined in the Security Instrument.

“Property Related Persons”. Borrower and Manager.

“Repairs”. As defined in Section 3.1(l).

“Replacement Reserve Escrow Account”. As defined in Section 3.1(l).

               “Resident Agreements”.  Any and all contracts and agreements executed by, or on behalf of any resident or other Person seeking residency or occupancy in the Property and related services from the Property Related Person.

“Security Instrument”. That certain Deed of Trust, Security Agreement and Fixture Filing dated as of the date hereof made by Borrower for the benefit of Lender.

“State Mandated Reserve Account”. As defined in Section 3.1(o).

               “Treasury Note Rate”  means the latest Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the applicable Business Day, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to ten (10) years.  Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and, (b) interpolating linearly between reported yields.

“Waiver Fee”. As defined in Section 3.1(n).

“Work Inspector”. As defined in Section 3.1(l).

Capitalized terms not otherwise defined herein have the meaning assigned such terms in the Security Instrument or the Note, as the case may be.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

          2.1          Representations and Warranties of the Borrower.  To induce the Lender to enter into this Agreement and to make the Loan, the Borrower hereby represents and warrants to the Lender as of the date hereof as follows:

          (a)          Litigation.  There is no threatened or pending revocation, suspension, termination, probation, restriction, limitation or non-renewal of any material License or any similar accreditation or approval by or from any organization or Governmental Authority for healthcare providers, including, without limitation, the issuance of any provisional License or other License with a term of less than twelve (12) months, as a consequence of any sanctions imposed by any Governmental Authority.  There is no threatened or pending assessment of any civil or criminal penalties by any Governmental Authority.

          (b)          Compliance with Laws.  No Property Related Person is in violation of any Governmental Requirement pertaining to the operation of the Property, resident rights, employment practices, health standards or controls.  Except as disclosed to the Lender prior to the date hereof, the Property Related Persons are in compliance with all accreditation standards and requirements to which each is subject.  The Property Related Persons have obtained or applied for all Licenses necessary to the ownership of their property and to the conduct of their activities which, if not obtained, could materially adversely affect the ability of the Property Related Persons to conduct the activities of the Property as a licensed Facility, including, without limitation, as appropriate, the dispensing, storage, prescription, disposal, and use of drugs, medications and other “controlled substances” and the maintenance of cafeteria and other food and beverage facilities or services.  To the extent the Property Related Persons have applied for any required Licenses which have not yet been issued, the operation and conduct of the Property by the Property Related Persons is nonetheless in compliance with all Governmental Requirements.

          (c)          Licenses and Certifications.  Without implying any limitation to the other representations and warranties contained in this Agreement or any of the other Loan Documents, the Property Related Persons have obtained all Licenses necessary under all Governmental Requirements for the operation of the Property as a Facility.  With respect to each License, the Property Related Persons possess or have applied for, (i) no material default has occurred or is continuing under the terms thereof, and no event has occurred which, with the giving of notice or the lapse of time, or both, would constitute a material breach of any condition to the issuance, maintenance, renewal and/or continuance thereof, (ii) the Property Related Persons have paid all fees, charges and other expenses to the extent due and payable with respect to, and have provided all information and otherwise complied with all material conditions precedent to, the issuance, maintenance, renewal, and continuance of such License, (iii) none of the Licenses are conditional, provisional, probationary or restricted in any material way, (iv) the Property Related Persons have not received any notice from any Governmental Authority relating to any actual or pending suspension, revocation, restriction, or imposition of any probationary use of such License, nor has any License been materially amended, supplemented, rescinded, terminated, or otherwise modified except as otherwise disclosed in writing to, and approved by, the Lender, (v) no Property Related Person has made any previous assignment of any of the Licenses to any Person, except as security for loans and other financial accommodations, if any, which are to be paid with the proceeds of the Loan and are to be terminated promptly following the date hereof, (vi) no financing statement covering any of the Licenses has been executed by a Property Related Person or is on file in any public office, except for those financing statements relating to loans and other financial accommodations, if any, which are to be paid with the proceeds of the Loan and are to be terminated promptly following the date hereof, and (vii) each License has been issued for a period of at least twelve (12) months from the date of issuance or for such lesser time to the extent the issuance for less than twelve (12) months is not the consequence of any sanctions imposed by any Governmental Authority.

          (d)          Certain Payments.  Neither the Borrower nor any director, officer, member, partner, employee or agent of the Borrower acting for or on behalf of the Borrower has knowingly and willfully paid or caused to be paid, directly or indirectly, in connection with the business of the Borrower:

          (i)          any bribe, kickback or similar payment to any Governmental Authority or any agent of any supplier; or

          (ii)         any contribution to any political party or candidate (other than personal funds of directors, officers, members, partners, employees or agents not reimbursed by their respective employers or as otherwise permitted by applicable laws).

To the best of Borrower’s knowledge, the above representation is true and correct with respect to the other Property Related Persons.

          (e)          Operating Agreements and Management Contracts.  The Borrower has furnished to the Lender photocopies of all material Operating Agreements and Management Contracts entered into with the Property Related Persons, and all amendments, supplements and modifications thereto.  With respect to each such Operating Agreement and Management Contract, (i) such Operating Agreement and Management Contract is or will be at the time of execution and delivery thereof valid and binding on the parties thereto and in full force and effect, (ii) no material default has occurred or is continuing under the terms thereof, and no event has occurred which, with the giving of notice or the lapse of time, or both, would constitute a material default thereunder, and no party thereto has attempted or threatened to terminate any such Operating Agreement and Management Contracts, (iii) the Property Related Persons have not made any previous assignment of the Operating Agreements and Management Contracts to any Person, except as security for loans and other financial accommodations, if any, which are to be paid with the proceeds of the Loan and are to be terminated promptly following the date hereof, and (iv) no financing statement covering any of the Operating Agreements and Management Contracts is on file in any public office, except for those financing statements relating to loans and other financial accommodations which are to be paid with the proceeds of the Loan and are to be terminated promptly following the date hereof.

          (f)          Participation Agreements.  The Borrower hereby represents that the Facility is a private pay retirement community and as such, no Property Related Person has entered into any Participation Agreement with respect to the Facility.

          (g)          Hill-Burton Act.  The Borrower has not, nor to the best of the Borrower’s knowledge, has any prior owner of the Property during the twenty (20) year period immediately preceding the date hereof, received any funds to finance the construction and/or acquisition of the Property pursuant to Title VI of the Public Health Service Act (commonly referred to as the Hill-Burton Act) or Title XVI of the Public Health Service Act.

          (h)          Fraud and Abuse.  To the Borrower’s knowledge, each Property Related Person, its directors, officers and employees and other Persons providing services on behalf of the Property Related Person have not engaged in any activities which are in violation of Sections 1128A, 1128C or 1877 of the Social Security Act (42 U.S.C. §§ 1320a-7a, 1320a-7c and 1395nn), the False Claims Act (31 U.S.C. § 3729 et seq.), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. § 3801 et seq.) or other federal or state laws and regulations, including, but not limited to, the following:

          (i)          knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

          (ii)         knowingly and willfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment;

          (iii)        failing to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

          (iv)        knowingly and willfully offering, paying, soliciting, or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (A) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service, (B) in return for purchasing, leasing or ordering, or arranging for or recommending, purchasing, leasing or ordering any good, facility, service or item; or

          (v)         billing a patient, resident or payor for health services specified in 42 U.S.C. § 1395nn or any other similar or comparable federal or state laws, or providing such health services to a patient or resident, upon a referral from a physician where such physician has a financial relationship with the Property Related Person to which no exception applies under each of the applicable laws.

ARTICLE III

COVENANTS AND WARRANTIES

          3.1          Affirmative Covenants of the Borrower.  The Borrower agrees as follows:

          (a)          Resident Agreements.  The Borrower will submit to the Lender when requested by the Lender, all information requested by the Lender with respect to all Resident Agreements, excluding, however any medical information or other protected health information as defined in 45 CFR §160-103.

          (b)          Conduct of Business and Compliance with Laws.  The Borrower covenants and agrees that it or the Property Related Persons will (i) materially comply with all Governmental Requirements, including, without limitation, the Occupational Safety and Health Act of 1970, regulations issued under the Omnibus Budget Reconciliation Act of 1987, any Governmental Requirement relating to “informed consents” and rights of residents, qualifications of staff, staffing requirements and delivery of services in a manner sufficient to protect the health and safety of residents, (ii) maintain in full force and effect all Licenses necessary to the ownership and/or operation of the Property, including, without limitation, the license to operate the Property, Licenses and other approvals related to the storage, dispensation, use, prescription and disposal of drugs, medications and other “controlled substances” and, to the extent offered by the Borrower, the maintenance of cafeteria and other food and beverage facilities or services, (iii) maintain or cause to be maintained the standard of care for the residents of the Property at all times at a level necessary to ensure a level of quality care and services for the residents of the Property no less than prudent industry standard for a Facility, (iv) maintain or cause to be maintained a standard of care in the storage, use, transportation and disposal of all medical equipment, medical supplies, medical products and medical waste, of any kind and in any form, that is in accordance with, at least, that of the prudent industry standard and in conformity with all Governmental Requirements, (v) operate or cause to be operated the Property in a prudent manner in material compliance with Governmental Requirements relating thereto and cause all Licenses, permits, and any other agreements necessary for the use and operation of the Property remain in effect, (vi) correct or cause to be corrected any deficiency set forth in any Agency statement of deficiencies, the curing of which is a condition of continued licensure or for accreditation of the Property, (vii) maintain or cause to be maintained sufficient inventory and equipment of types and quantities at the Property to enable the Property Related Persons to operate the Property adequately, as a Facility and in a manner which will enable the Borrower to comply with the provisions of the Loan Documents, and (viii) maintain or cause to be maintained all deposits, including, without limitation, deposits relating to residents or Resident Agreements in accordance with customary and prudent business practices and all Governmental Requirements.

          (c)          Insurance.  The Borrower shall ensure that all healthcare providers with whom the Property Related Persons contract to provide services at the Property are insured against claims arising from such services (including, without limitation, malpractice coverage) with the same limits, if any, as applicable to the Borrower pursuant to the Loan Documents or otherwise acceptable to the Lender.

          (d)          Notices.  The Borrower shall promptly notify the Lender in writing upon obtaining knowledge of the occurrence of:

          (i)          the receipt by any Property Related Person of any notice, claim or demand from any Governmental Authority which alleges that a Property Related Person is in violation of any of the terms of, or has failed to comply with any Governmental Requirement regulating its operation and business, including, but not limited to, the Health Care Financing Administration or any division thereof, the Occupational Safety and Health Act and the Environmental Protection Act;

          (ii)         the actual, threatened or pending (A) revocation, suspension, probation, restriction, limitation, forfeiture or refusal to renew of any License, or (B) the issuance or pending issuance of any License for a period of less than twelve (12) months, as a consequence of sanctions imposed by any Governmental Authority, or (C) the assessment or threatened or pending assessment, of any civil or criminal penalties by any Governmental Authority or agent, or any accreditation organization;

          (iii)        any action, including, but not limited to the amendment of any License, or the issuance of any new License or certification for the Property, under which a Property Related Person proposes (A) to develop a new facility or service, (B) change any existing facility or service, or (C) to eliminate any existing or proposed service, which action requires the Property Related Person to seek either a certificate of need approval or exemption from certificate of need review or which requires amendment of any License or the issuance of any new License or certificate for the Property; or

          (iv)         any other development in the business or affairs of the Property Related Persons which could have a Material Adverse Change;

in each case describing in detail satisfactory to the Lender in its sole discretion the nature thereof and the action the Borrower proposes to take with respect thereto.

          (e)          Deficiency Notices.  Without implying any limitation on any other provisions of this Agreement or any of the other Loan Documents, the Borrower will furnish or cause to be furnished to the Lender promptly after receipt thereof copies of all (A) Deficiency Notices, (B) Agency inspection reports, audits, surveys, investigations, reviews or evaluations, (C) notices and written communications from any state or any Agency relating to material adjustments in reimbursement amounts or to rate reviews, modifications of rates, inflation adjustments, rate agreements or the like, and (D) responses by, or on behalf of, the Property Related Persons with respect to any of the foregoing.  The Borrower shall or shall cause the Property Related Persons to promptly commence and diligently pursue the correction of the subject of each Deficiency Notice, and shall correct the subject of the Deficiency Notice promptly, but in any event prior to the expiration of any period allowed by the Agency for correction.  The Borrower shall, at the Lender’s request, promptly provide from time to time such cost estimates, reports and other information as the Lender may require to demonstrate to the Lender’s satisfaction that the Property Related Persons have the financial and other ability to effect the correction and are taking the actions required by this Section.

          (f)          Intentionally Omitted.

          (g)         Intentionally Omitted.

          (h)         Census Report and Surveys.  The Borrower will furnish to the Lender promptly following the request of the Lender reports of the Property periodic patient or resident census with a breakdown with respect to the source of payment, licensure survey results, accreditation survey results and such other information relating to the operation of the Property as may reasonably be requested by the Lender from time to time.

          (i)          Renewal of Agreements.  The Borrower will or will cause the Property Related Persons to take any and all steps necessary to renew all Resident Agreements, and Operating Agreements and Management Contracts, except to the extent that the Borrower deems such renewal to be, in the exercise of prudent business judgment, contrary to the best interests of the Borrower.

          (j)          Financial Statements.  The Borrower shall provide Lender the following financial statements and information on a continuing basis during the term of the Loan:

          (i)          Within one hundred twenty (120) days after the end of each calendar year, unaudited financial statements of Borrower and audited financial statements of Guarantor, prepared by a nationally recognized accounting firm or independent certified public accountant acceptable to Lender, which statements shall be prepared in accordance with GAAP, and shall include a balance sheet and statement of income and expenses for the year then ended.  Lender reserves the right to require, after an Event of Default, annual audited financial statements of Borrower.

          (ii)         Within thirty (30) days after the end of each calendar month, unaudited monthly financial statements of the operations of the Property, prepared in accordance with GAAP, which statements shall include a balance sheet and statement of income and expenses for the calendar month then ended, together with a rent roll/census of the Property as of the end of such month, certified by a representative of Borrower to be true and correct to the best of the representative’s knowledge and belief.

          (iii)        Within forty-five (45) days of the end of each calendar quarter, a balance sheet and statement of income and expenses of Borrower and Guarantor for the quarter then ended, certified by a representative of Borrower and Guarantor, as applicable, to be true and correct.

          (iv)         The Lender further reserves the right to require such other financial information of Borrower, Guarantor and/or the Property in such form and at such other times (including monthly or more frequently) as Lender shall reasonably deem necessary, and Borrower agrees promptly to provide or to cause to be provided, such information to Lender.  All financial statements must be in the form and detail as Lender may from time to time reasonably request.

          (v)          Within forty-five (45) days after the end of each calendar quarter, Guarantor’s Compliance Certificate in the form attached to the Guaranty and certified by a representative of Guarantor to be true and correct to the best of the representative’s knowledge and belief.

          (vi)         Within forty-five (45) days after the end of each calendar year, a Compliance Certificate in the form of Schedule I attached hereto and certified by a representative of the Borrower to be true and correct to the best of the representative’s knowledge and belief.

          (k)          Compliance with Healthcare Information Laws.  Without limiting the generality of any other provision of this Agreement including, without limitation, any other representation or warranty made herein, each of the Property Related Persons and the Property is in material compliance with all applicable statutes, laws, ordinances, rules and regulations of any federal, state or local governmental authority primarily relating to the confidentiality of patient healthcare information, including without limitation the Health Insurance Portability and Accountability Act of 1996, as amended, and the rules and regulations promulgated thereunder (“HIPAA”) (collectively, “Healthcare Information Laws”). The Property Related Persons have maintained in all material respects all records required to be maintained by any governmental agency or authority or otherwise under the Healthcare Information Laws and there are presently no material violations of the Healthcare Information Laws.  Throughout the term of the Loan, the Property Related Persons will comply in all material respects with the Healthcare Information Laws.

          (l)          Replacement Reserve Escrow Account.   As additional security for the Loan, upon request of Lender, Borrower shall establish and maintain a capital repair reserve (the “Replacement Reserve Escrow Account”) with Lender for payment of certain non-recurring types of costs and expenses incurred by Borrower for interior and exterior work to the Property, including, without limitation, performance of work to the roofs, chimneys, gutters, downspouts, paving, curbs, driveways, ramps, balconies, porches, patios, exterior walls, exterior doors and doorways, floor coverings, windows, elevators and mechanical and HVAC equipment (collectively, the “Repairs”) provided such costs and expenses are incurred for repairs (A) not incurred for ordinary wear and tear at the Property and (B) categorized under generally accepted accounting principles as a capital expense and not as an operating expense.  Upon Lender’s request that the Replacement Reserve Escrow Account be established and on each and every monthly payment date thereafter under the Note until the Note is fully paid and performed, Borrower shall deposit in the Replacement Reserve Escrow Account concurrently with and in addition to the monthly payment due under the Note a deposit to the Replacement Reserve Escrow Account in an amount equal to one twelfth (1/12th) of $300 per unit per annum.

               All sums in the Replacement Reserve Escrow Account shall be held by Lender in the Replacement Reserve Escrow Account to pay the costs and expenses of the Repairs and Lender shall, to the extent funds are available for such purpose in the Replacement Reserve Escrow Account, disburse to Borrower the amount incurred and paid by Borrower in performing such Repairs within 10 days following: (A) the receipt by Lender of a written request from Borrower for disbursement from the Replacement Reserve Escrow Account and a certification by Borrower that the applicable item of Repair has been completed; (B) the delivery to Lender of paid invoices, receipts or other evidence satisfactory to Lender, verifying the cost and payment of performing the Repairs; (C) for disbursement requests in excess of $10,000, the delivery to Lender of (1) affidavits, lien waivers or other evidence reasonably satisfactory to Lender showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Property have been paid all amounts due for labor and materials furnished to the Property; and (2) a certification from an inspecting architect, engineer or other consultant reasonably acceptable to Lender (the “Work Inspector”) describing the completed Repairs and verifying the completion of the Repairs and the value of the completed Repairs.

               Lender shall not be required to make advances from the Replacement Reserve Escrow Account more frequently than once in any 30 day period or in an amount less than the lesser of $5,000 or the total cost of the Repairs for which the disbursement is requested.  In making any payment from the Replacement Reserve Escrow Account, Lender shall be entitled to rely on such request from Borrower without any inquiry into the accuracy, validity or contestability of any such amount.

               The Replacement Reserve Escrow Account shall not, unless otherwise  explicitly required by applicable law, be or be deemed to be escrow or trust funds.  The Replacement Reserve Escrow Account shall be held in a separate account.  Interest on the funds contained in the Replacement Reserve Escrow Account shall be paid by Lender to Borrower upon payment in full of the Loan.

               Upon the occurrence of an Event of Default, Lender may, but shall not be obligated, to apply at any time the balance then remaining in the Replacement Reserve Escrow Account against the Loan in whatever order Lender shall subjectively determine, together with a Yield Maintenance Fee arising on account of such payment.  Upon full payment of the Loan in accordance with its terms or at such earlier time as Lender may elect, the balance of the Replacement Reserve Escrow Account plus all interest thereon then in Lender’s possession shall be paid over to Borrower and no other party shall have any right or claim thereto. Lender shall have a perfected security interest in the Replacement Reserve Escrow Account as additional security to secure payment of the Note and Borrower shall execute and deliver to Lender such further financing statements and take such other action as Lender may require to evidence and/or perfect its security interest in the Replacement Reserve Escrow Account, including, without limitation, the execution and delivery to Lender of a pledge and security agreement in form reasonably satisfactory to Lender.

               Funds held in the Replacement Reserve Escrow Account are solely for the protection of Lender and entail no responsibility on Lender’s part beyond the payment of the respective items for which they are held following receipt of bills, invoices or statements therefor in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received.  Upon assignment of the Loan by Lender, any funds in the Replacement Reserve Escrow Account shall be turned over to the assignee and any responsibility of Lender, as assignor, with respect thereto shall terminate.

          (m)          Management of the Property.  The management of the Property shall be by either: (i) Borrower or an entity affiliated with Borrower approved by Lender for so long as Borrower or said affiliated entity is managing the Property in a first class manner; or (ii) a professional property management company approved by Lender.  Such management by an affiliated entity or a professional property management company shall be pursuant to a written agreement approved by Lender.  Any management agreement shall provide for a maximum allowable management fee of 5% of gross revenues.  In no event shall any manager be removed or replaced or the terms of any management agreement modified or amended without the prior written consent of Lender.  After an Event of Default or a default under any management agreement then in effect, which default is not cured within any applicable grace or cure period, Lender shall have the right to terminate, or to direct Borrower to terminate, such management agreement upon 30 days’ notice and to retain, or to direct Borrower to retain, a new management agent approved by Lender.  It shall be a condition of Lender’s consent to any management agreement, whether with an affiliate of Borrower or otherwise, that such manager enter into an agreement with Lender whereby the manager acknowledges and agrees to the aforesaid rights of Lender and as to such other matters as Lender may reasonably require.

          (n)          Annual Debt Coverage Ratio Test.  Borrower agrees that if the Property does not meet a minimum Debt Coverage Ratio of at least 1.30:1 on the trailing twelve months of operations (the “Annual Debt Coverage Ratio Test”) tested as of each December 31 during the term of the Loan, then Borrower shall pay to Lender a fee equal to one-fourth percent (0.25%) of the outstanding principal balance of the Loan (the “Waiver Fee”), which Waiver Fee shall be paid to Lender as a waiver fee and shall not be applied to payment of the Note.  The failure of Borrower to timely pay the Waiver Fee shall be an immediate Event of Default hereunder.  Borrower will provide Lender with satisfactory evidence confirming compliance with the Annual Debt Coverage Ratio Test within forty-five (45) days after the close of calendar year in the form of the Compliance Certificate attached hereto as Schedule I.  In the event the Waiver Fee is construed to be interest under the laws of the State of Texas in any circumstance, the payment thereof shall not be required to the extent that the amount thereof, together with other interest payable under the Loan Documents, exceeds the Maximum Rate, and if such payment has been made at the time it is determined that such excess exists, Lender shall return such excess to Borrower, in which event any and all penalties of any kind under applicable law as a result such excess interest shall be inapplicable.

          (o)          Immediate Repair Obligations.  Reference is made to the Property Condition Assessment Report dated February 27, 2004 prepared by Commercial Inspectors, LLC Project No. 0075-0018-Guar. covering the Property.   Borrower covenants and agrees to complete the repair work (the “Immediate Repairs”) identified in such Property Condition Assessment Report within180 days from the date hereof and provide evidence reasonably satisfactory to Lender that the Immediate Repairs have been completed, all of which shall be performed in a manner satisfactory to Lender and shall be subject to inspection by Lender.  Failure to complete the Immediate Repairs in the manner and within the time period set forth above shall constitute an Event of Default under this Agreement.

          3.2          Negative Covenants of the Borrower.  The Borrower agrees as follows:

          (a)          Licenses.  The Borrower will not allow any breach, withdrawal, rating reduction, restriction, suspension, probation, failure to renew, cancellation, rescission, termination, lapse or forfeiture of any License, permit, right, franchise or privilege necessary for the ownership or operation of the Premises for the purposes for which the Property is intended.

          (b)          Agreements.  The Borrower will not allow any breach, withdrawal, restriction, suspension, probation, failure to renew, cancellation, rescission, termination, lapse, alteration, forfeiture or modification of any material Operating Agreements and Management Contracts.

          (c)          Participation Agreements.  Neither the Borrower nor any Property Related Persons will be a party to a Participation Agreement with respect to the Property.

          (d)          Amendments; Terminations.  The Borrower will not amend or terminate or agree to amend or terminate any material License or consent to a waiver of, or waive, any material provisions thereof or amend or terminate or agree to amend or terminate, any material Operating Agreements and Management Contracts.

ARTICLE IV

EVENTS OF DEFAULT

          4.1          Events of Default.  Each of the following shall be an Event of Default under this Agreement:

          (a)          Any involuntary, imposed, required, actual, threatened or pending revocation, suspension, termination, probation, restriction, limitation, forfeiture or refusal to renew, any License necessary or material to the operation of the Property as a Facility.

          (b)          Intentionally Omitted.

          (c)          If the United States Department of Health and Human Services, Office of the Inspector General, or any federal, state or local Agency brings a claim, demand or cause of action against a Property Related Person or any shareholders, partners, members, directors, officers, employees or agents of a Property Related Person for violation of Section 1128A, 1128C or 1877 of the Social Security Act (42 U.S.C. §§ 1320a-7a, 1320a-7c and 1395nn), the False Claims Act (31 U.S.C. § 3729 et seq.), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. §3801 et seq.) or other similar Governmental Requirements.

          (d)          The failure of Borrower timely and properly to observe, keep or perform any covenant, agreement, warranty or condition herein required to be observed, kept or performed if such failure continues for 30 days after receipt by Borrower of written notice and demand for the performance of such covenant, agreement, warranty or condition (the “Grace Period”); provided, however, that the Grace Period shall be extended up to an additional 60 days (for a total of 90 days from the date of default) if (i) Borrower immediately commences and diligently pursues the cure of such default and delivers (within the Grace Period) to Lender a written request for more time and (ii) Lender determines in good faith that (1) such default cannot be cured within the Grace Period but can be cured within 90 days after the default, (2) no lien or security interest created by the Loan Documents will be impaired prior to completion of such cure, and (3) Lender’s immediate exercise of any remedies provided under the Loan Documents or by law is not necessary for the protection or preservation of the Property or Lender’s security interest.

          (e)          The occurrence of an Event of Default (as such term is defined therein) under the Security Instrument.

          (f)          Any representation contained herein is false or misleading in any material respect when made.

          (g)          The failure of the Property to comply with the Annual Debt Coverage Ratio Test; provided, however, such failure shall not be an Event of Default if Borrower timely pays to Lender the Waiver Fee.

ARTICLE V

MISCELLANEOUS

          5.1          Rights of Lender.  Lender may waive any default or Event of Default without waiving any other prior or subsequent default or Event of Default.  Lender may remedy any Event of Default without waiving the Event of Default remedied.  Neither the failure by Lender to exercise, nor the delay by Lender in exercising, any right, power or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date.  No single or partial exercise by Lender of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time.  No modification or waiver of any provision hereof or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified.  No notice to nor demand on Borrower in any case shall of itself entitle Borrower to any other or further notice or demand in similar or other circumstances.

          5.2          Heirs, Successors and Assigns.  The terms, provisions, covenants and conditions hereof shall be binding upon Borrower, and the heirs, devisees, representatives, successors and assigns of Borrower including all successors in interest of Borrower in and to all or any part of the Property, and shall inure to the benefit of the Lender and its heirs, successors, substitutes and assigns.  All references in this Agreement to Borrower or Lender shall be deemed to include all such heirs, devisees, representatives, successors, substitutes and assigns.

          5.3          Severability.  A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

          5.4          Gender and Number.  Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, and words in the plural number shall be held and construed to include the singular, unless in each instance the context otherwise requires.

          5.5          Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document.  All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

          5.6          Joint and Several.  Where two or more persons or entities have executed this Agreement as Borrower, the obligations of Borrower hereunder shall be joint and several.

          5.7          Headings.  The Section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several Sections hereof.

          5.8          Amendments.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

          5.9          Notice.  Any notice or communication required or permitted hereunder shall be given in the manner set forth in the Security Instrument.

          5.10        Time Is of the Essence.  Time is of the essence of this Agreement.

          IN WITNESS WHEREOF, Borrower and Lender have hereunto caused these presents to be executed on the date first above written.

REMAINDER OF PAGE INTENTIONALLY BLANK
SIGNATURE PAGES FOLLOW

SIGNATURE PAGE OF BORROWER TO
LOAN AGREEMENT

ARC SCOTTSDALE, LLC, a Tennessee limited liability company

By:

Name:

Title:

SIGNATURE PAGE OF LENDER TO
LOAN AGREEMENT

GUARANTY BANK, a federal savings bank

By:

Name: Jeff C. Ringwald
Title: Vice President

SCHEDULE I

COMPLIANCE CERTIFICATE
Annual Debt Coverage Test

Guaranty Bank
8333 Douglas Avenue
Dallas, TX  75225
Attn:  Senior Housing Lending Division

RE:	Loan Agreement dated March __, 2004 (the “Agreement”), by and between ARC Scottsdale, LLC (the “Borrower”), and Guaranty Bank

          The undersigned officer of Borrower does hereby certify, to the best of his knowledge and belief, that for the annual financial period ending December 31, 200_____ (the “Fiscal Year End”):

          1.          No Event of Default has occurred or exists except                                                                                                                       .

          2.          The Property’s annual Debt Coverage Ratio was:

                        Required          1.30 to 1
                        Actual:             ___ to 1

          3.          The financial statements of Borrower and the Property and the rent roll/census attached hereto are true and correct.  Copies of the financial statements of Guarantor are attached.

          4.          Capitalized terms not defined herein shall have the meanings given to such terms in the Agreement.

          5.          The manner of calculation of each of the above is attached.

ARC SCOTTSDALE, LLC, a Tennessee limited liability company

By:

Name:

Title: